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                                                                    EXHIBIT 23.3



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 3 to Registration Statement No. 333-59760 of MidAmerican Energy Company on Form S-3 of our report dated January 18, 2001, appearing in the Annual Report on Form 10-K of MidAmerican Energy Company for the year ended December 31, 2000, as amended, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Des Moines, Iowa
February 4, 2002